Exhibit 99.1

News Release

13320 Ballantyne Corporate Place Suite D

Charlotte, NC 28277

Immediate Release

Columbus McKinnon Announces Pricing of Senior Secured Notes

CHARLOTTE, NC, January 22, 2026 - Columbus McKinnon Corporation (Nasdaq: CMCO) (“Columbus McKinnon” or the “Company”), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, announced today it has priced its offering of $900.0 million in aggregate principal amount of 7.125% senior secured notes due 2033 (the “Notes”) in connection with the Company’s previously announced pending acquisition (the “Acquisition”) of Kito Crosby Limited (“Kito Crosby”). The aggregate size of the offering has been downsized from $1,225.0 million to $900.0 million. The offering is expected to close on January 30, 2026, subject to the satisfaction of customary closing conditions.

Columbus McKinnon intends to use the net proceeds from the offering of the Notes, together with the proceeds from the sale of Series A Cumulative Convertible Participating Preferred Shares of the Company to CD&R XII Keystone Holdings, L.P. and the New Credit Agreement (as defined below), to finance the Acquisition (including the repayment of Kito Crosby’s existing indebtedness), to refinance certain of the Company’s existing indebtedness and to pay any related fees and expenses.

The offering of the Notes is not conditioned on the consummation of the Acquisition. The Notes will be subject to a special mandatory redemption in the event that (i) the consummation of the Acquisition does not occur on or before close of business on August 10, 2026 (or such later date if the end date is extended under the Stock Purchase Agreement, dated as of February 10, 2025, by and among the Company, Kito Crosby, the equityholders of Kito Crosby set forth on the signature pages thereto and Ascend Overseas Limited, solely in its capacity as the representative) (the “End Date”) or (ii) the Company delivers a notice to the trustee stating it has determined that the consummation of the Acquisition will not occur on or before the End Date.

The Notes will initially be unsecured and not guaranteed by any subsidiary of the Company. Following the closing of the Acquisition, the Notes will be (i) secured by a first priority security interest in substantially all of the assets of the Company and its U.S. subsidiaries that will guarantee the new senior secured credit facilities that the Company expects to enter into in connection with the Acquisition (the “New Credit Agreement”), subject to certain thresholds, exceptions and permitted liens and (ii) unconditionally guaranteed, jointly and severally, on a senior secured basis by the Company’s U.S. subsidiaries that will guarantee the New Credit Agreement.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933 (the “Securities Act”) as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes and the related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, to non-U.S. persons in offshore transactions pursuant to Regulation S under the Securities Act and to “institutional” accredited investors (as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under Regulation D promulgated under the Securities Act).

This press release does not constitute an offer to sell, or the solicitation of any offer to buy, the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the Notes under the securities laws of that jurisdiction.

About Columbus McKinnon

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this document are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Contacts:

Kristine Moser

VP IR and Treasurer

Columbus McKinnon Corporation

704-322-2488

kristy.moser@cmco.com